UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 3, 2020

Date of Report (Date of earliest event reported)

Health Sciences Acquisitions Corporation 2

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39421	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 10th Avenue, Floor 7 New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 597-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	HSAQ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2020, the registration statement (File No. 333-239922 and 333-240318) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Health Sciences Acquisitions Corporation 2 (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated August 3, 2020, by and between the Company and Chardan Capital Markets, LLC;

●	Letter Agreements, dated August 3, 2020, by and between the Company’s officers, directors and shareholders;

●	An Investment Management Trust Agreement, dated August 3, 2020, by and between Continental Stock Transfer & Trust Company and the Company;

●	A Share Escrow Agreement, dated August 3, 2020, by and among the Company, Continental Stock Transfer & Trust Company and each of the initial shareholders of the Company; and

●	Indemnity Agreements, dated August 3, 2020, by and among the Company and the directors and officers of the Company;

●	An Administrative Services Agreement, dated August 3, 2020, by and between the Company and HSAC 2 Holdings, LLC;

●	A Purchase Agreement, dated August 3, 2020, between the Company and HSAC 2 Holdings, LLC;

●	A Subscription Agreement, dated August 3, 2020, by and between the Company and Chardan Capital Markets, LLC; and

●	A Registration Rights Agreement, dated August 3, 2020, by and among the Company and the initial shareholders of the Company.

On August 6, 2020, the Company consummated the IPO of 16,000,000 ordinary shares, $0.0001 par value (the “Ordinary Shares”) (which includes full exercise of the underwriter’s over-allotment option). The Ordinary Shares were sold at an offering price of $10.00 per Ordinary Share, generating gross proceeds of $160,000,000.

As of August 6, 2020, a total of $160,000,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of August 6, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with HSAC 2 Holdings, LLC (the “Sponsor”) of 450,000 Ordinary Shares (the “Private Shares”) and 1,500,000 warrants (the “Private Warrants”), generating total proceeds of $6,000,000. Each Private Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per Ordinary Share, subject to adjustment as provided herein. The Private Warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering and will expire five years after the completion of our initial business combination. Each Private Warrant will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by our Sponsor or its permitted transferees.

The Private Shares are identical to the Ordinary Shares sold in this offering. Additionally, the Sponsor agreed not to transfer, assign or sell any of the Private Shares or Private Warrants (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. The Sponsor was granted certain demand and piggyback registration rights in connection with the purchase of the Private Shares and Private Warrants.

The Private Units and Private Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On August 3, 2020, in connection with the IPO, the Company filed its Amended and Restated Memorandum and Articles of Association with the Cayman Islands General Registry. The terms of the Amended and Restated Memorandum and Articles of Association are set forth in the Registration Statement and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 3, 2020, by and between the Company and Chardan Capital Markets, LLC.

3.1	Amended and Restated Certificate of Incorporation.

10.1	Letter Agreements, dated August 3, 2020, among the Company and the Company’s officers, directors and Initial Stockholders.

10.2	Investment Management Trust Agreement, dated August 3, 2020, by and between Continental Stock Transfer & Trust Company and the Company.

10.3	Share Escrow Agreement, dated August 3, 2020, among the Company, Continental Stock Transfer & Trust Company and the Initial Stockholders.

10.4	Registration Rights Agreement, dated August 3, 2020, by and between the Company and Initial Stockholders.

10.5	Indemnity Agreements, dated August 3, 2020, by and among the Company and the directors and officers of the Company.

10.6	Subscription Agreement, dated August 3, 2020, by and between the Company and Chardan Capital Markets, LLC.

10.7	Administrative Services Agreement, dated August 3, 2020, by and between the Company and HSAC 2 Holdings, LLC

10.8	Purchase Agreement, dated August 3, 2020, by and between the Company and HSAC 2 Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2020

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

By:	/s/ Roderick Wong
Name:	Roderick Wong
Title:	Chief Executive Officer

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